Exhibit 12.1

BRIXMOR PROPERTY GROUP INC. AND SUBSIDIARIES

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND CONSOLIDATED RATIO OF EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

(dollars in thousands)

	Predecessor			Successor
	Year Ended December 31,		Period from January 1, 2011 through June 27,	Period from June 28, 2011 through December 31,	Year Ended December 31,		Nine Months Ended September 30,
	2009	2010	2011	2011	2012	2013	2014
Earnings:
Income (loss) before equity in income of unconsolidated joint ventures	$(107,446)	$(274,680)	$(40,121)	$159,058	$(150,418)	$(81,824)	$85,621
Interest expense, net of amortization of premium/discount	363,265	358,725	187,205	200,625	377,070	339,044	193,015
Amortization of deferred financing fees	19,045	19,345	5,166	4,812	10,272	10,831	6,708
Distributed income of equity investees	581	548	390	152	451	409	187
Portion of rent expense representative of interest	448	465	206	226	445	443	318

Total Earnings	$275,893	$104,403	$152,846	$364,873	$237,820	$268,903	$285,849

Fixed Charges:
Interest expense, net of amortization of premium/discount	$363,265	$358,725	$187,205	$200,625	$377,070	$339,044	$193,015
Capitalized interest	6,084	660	254	293	1,661	4,968	2,776
Amortization of deferred financing fees	19,045	19,345	5,166	4,812	10,272	10,831	6,708
Portion of rent expense representative of interest	448	465	206	226	445	443	318

Total fixed charges (1)	$388,842	$379,195	$192,831	$205,956	$389,448	$355,286	$202,817

Preferred stock dividends	—	—	137	137	296	162	—

Total combined fixed charges and preferred stock dividends(2)	$388,842	$379,195	$192,968	$206,093	$389,744	$355,448	$202,817

Ratio of Earnings to Fixed Charges	—	—	—	1.8	—	—	1.4
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	—	—	—	1.8	—	—	1.4

(1)	For the years ended December 31, 2009, 2010, the period from January 1, 2011 through June 27, 2011 and the years ended December 31, 2012 and 2013 fixed charges exceeded earnings by $112,949, $274,792, $39,985, $151,628 and $86,383, respectively.

(2)	For the years ended December 31, 2009, 2010, the period from January 1, 2011 through June 27, 2011 and the years ended December 31, 2012 and 2013 combined fixed charges and preferred stock dividends exceeded earnings by $112,949, $274,792, $40,122, $151,924 and $86,545, respectively.

BRIXMOR OPERATING PARTNERSHIP LP AND SUBSIDIARIES

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

(dollars in thousands)

	Predecessor			Successor
	Year Ended December 31,		Period from January 1, 2011 through June 27,	Period from June 28, 2011 through December 31,	Year Ended December 31,		Nine Months Ended September 30,
	2009	2010	2011	2011	2012	2013	2014
Earnings:
Income (loss) before equity in income of unconsolidated joint ventures	$(107,446)	$(274,680)	$(40,121)	$(128,377)	$(149,894)	$(81,818)	$85,616
Interest expense, net of amortization of premium/discount	363,265	358,725	187,205	200,625	377,070	339,044	193,015
Amortization of deferred financing fees	19,045	19,345	5,166	4,812	10,272	10,831	6,708
Distributed income of equity investees	581	548	390	152	451	409	187
Portion of rent expense representative of interest	448	465	206	226	445	443	318

Total Earnings	$275,893	$104,403	$152,846	$77,438	$238,344	$268,909	$285,844

Fixed Charges:
Interest expense, net of amortization of premium/discount	$363,265	$358,725	$187,205	$200,625	$377,070	$339,044	$193,015
Capitalized interest	6,084	660	254	293	1,661	4,968	2,776
Amortization of deferred financing fees	19,045	19,345	5,166	4,812	10,272	10,831	6,708
Portion of rent expense representative of interest	448	465	206	226	445	443	318

Total fixed charges (1)	$388,842	$379,195	$192,831	$205,956	$389,448	$355,286	$202,817

	$112,949	$274,792	$39,985	$128,518	$151,104	$86,377	$(83,027)
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—	1.4

(1)	For the years ended December 31, 2009, 2010, the period from January 1, 2011 through June 27, 2011, the period from June 28, 2011 through December 31, 2011 and the years ended December 31, 2012 and 2013 fixed charges exceeded earnings by $112,949, $274,792, $39,985, $128,518, $151,104 and $86,377, respectively.